UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 22, 2007
(Date of earliest event reported)

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27339	88-0343832
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 748-5548
________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As we reported on Form 8-K filed July 24 , 2007, on July 22, 2007, NextPhase Wireless, Inc. (the “Company”) completed the acquisition of Interactive Network Services, Inc. , a New Jersey corporation (“INS”), upon the execution on that date of an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and between InterActive-III Acquisition Co., Inc. (“INS Acquisition Co.”), a Nevada corporation and wholly owned subsidiary of SpeedFactory, Inc., a Nevada corporation, a wholly owned subsidiary of the Company, and INS.

The material terms and conditions of the Asset Purchase Agreement are discussed in Item 2.01 below.

Item 2.01	Completion of Acquisition or Disposition of Assets

INS Acquisition Co. paid $350,000 in cash for the assets of INS.

INS Acquisition Co. did not assume any pre-closing liabilities from INS, except with respect to its obligation to continue performance on all contracts that were assumed from INS and certain accounts payable of INS that will be shared on pro rata basis for the month of July.

INS Acquisition Co. and INS will share on a pro rata basis certain accounts receivable of INS due or attributable to the period prior to July 22, 2007.

The computer equipment was purchased without any representations or warranties by INS as to its condition.

The closing was effective as of June 22, 2007.

The principal shareholder of INS, and INS, agreed to indemnify INS Acquisition Co., jointly and severally, until July 22, 2008 in the event of a breach by INS of its obligations under the Asset Purchase Agreement.

The foregoing summary of the Asset Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

FORWARD LOOKING STATEMENTS

Certain information contained in this report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. The safe harbor created by the Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3a51-1 under the Exchange Act) during the three year period receding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Report or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “explore”, “consider”, “anticipate”, “intend”, “could”, “estimate”, “plan”, “propose” or “continue” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

•	the ability to successfully integrate the INS operations that we will acquire under the Asset Purchase Agreement into our operations,

•	the ability to retain customers we will acquire under the Asset Purchase Agreement,

•	our ability to raise capital necessary to sustain our anticipated operations and implement our proposed business plan,

•
the introduction of new broadband connectivity technologies by our competitors that may have advantages over our planned products and may make our planned products less attractive to our potential customers,

•	our ability to identify and complete acquisitions and successfully integrate the businesses we acquire, if any,

•	our ability to employ and retain qualified management and employees,

•	our dependence on the efforts and abilities of our current employees and executive officers,

•	changes in government regulations that are applicable to our anticipated business,

•	changes in the demand for our services,

•	the degree and nature of our competition,

•	our lack of diversification of our business plan,

•	the general volatility of the capital markets and the establishment of a market for our shares, and

•
disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in other Securities and Exchange Commission filings and elsewhere in this report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
.

    The financial statements required by Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date of this Current Report.

(b)	Pro Forma Financial Information.

    The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date of this Current Report.

(c)	Exhibits.

Exhibit No.	Description of Exhibit.
2.1	Asset Purchase Agreement dated as of July 22, 2007 by and between of Interactive Network Services, Inc. and InterActive-III Acquisition Co., Inc. (“INS Acquisition Co.”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 26, 2007
NEXTPHASE WIRELESS, INC.

By: /s/ Robert Ford_______________
Robert M. Ford, Chief Executive Officer